Exhibit 1.01

Conflict Minerals Report of Gentherm Incorporated

This Conflict Minerals Report of Gentherm Incorporated (“Gentherm”, “we”, or the “Company”) covers the reporting period from January 1 to December 31, 2020. This report was prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended.

Business Overview

Gentherm is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications. Our products provide solutions for automotive passenger climate comfort and convenience, battery thermal management and cell connecting systems, as well as patient temperature management within the health care industry. Our automotive products can be found on the vehicles of nearly all major automotive manufacturers operating in North America and Europe, and several major automotive manufacturers in Asia. We operate in locations aligned with our major customers’ product strategies to provide locally enhanced design, integration and production capabilities. The Company is also developing a number of new technologies and products that are expected to help enable improvements to existing products and to create new product applications for existing and new markets.

The products that the Company manufactured or contracted to have manufactured in 2020 that it determined contain or may contain any 3TG (as defined below) are listed below.

•	Automotive Passenger Climate Comfort and Convenience Products:

•	Heater Mats

•	Air Moving Devices

•	Thermoelectric Modules

•	Electronic Control Modules

•	Thermal Cup Holders and Bins

•	Battery Performance Solutions and Cell Connecting Systems:

•	Thermoelectric Cooling Modules

•	Battery Heaters

•	Battery Cell Connecting Boards

•	Wiring Harnesses and Cables

•	Electronics and Medical Products:

•	Printed Circuit Boards

•	Patient Thermal Management Devices

•	Cardiovascular Heater/Cooler Devices

Due Diligence Framework and Overview

We undertook due diligence on the source and chain of custody of the tantalum, tin, tungsten, and gold (“Conflict Minerals” or “3TG”) we use when producing our products. We designed our due diligence to conform to an internationally recognized due diligence framework, the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and related supplements (“OECD Framework”).

The OECD Framework divides the entire conflict mineral supply chain into upstream and downstream entities. An upstream entity is within the conflict minerals supply chain from the mine to the smelter or refiner and includes miners, local traders, and exporters from the country of mineral origin, international concentrate traders, mineral processors, smelters, and refiners. A downstream entity is within the conflict minerals supply chain from when the mineral leaves the smelter or refiner to when it arrives at the retailer and includes metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers, and retailers.

The Company is a downstream entity and is typically several tiers removed from the smelter or refiner and mineral origin. We have limited visibility beyond our direct suppliers to entities within the supply chain. Therefore, we rely principally on our direct suppliers to provide us with sourcing information.

We conduct a portion of our due diligence using tools and relying on information provided by the Responsible Minerals Initiative (“RMI”), an industry group that works to address Conflict Minerals issues within supply chains. One tool we use is the Conflict Minerals Reporting Template (“CMRT”), which facilitates the collection of information on the source of Conflict Minerals. We also rely on information from the Conflict-Free Smelter Program, a voluntary initiative in which an independent third party audits the procurement activities of a smelter or refiner to determine with reasonable confidence that the minerals it processes originated from conflict-free sources.

Due Diligence Process

The OECD Framework provides a five-step framework for risk-based due diligence in the mineral supply chain. Using this framework, we list the actions we took to exercise due diligence on the sourcing of Conflict Minerals we used when manufacturing our products.

Step 1 - Establish strong company management systems

•

Gentherm communicated to our suppliers and the public a formal company policy (“Conflict Minerals Policy”) concerning the use of Conflict Minerals which directly or indirectly finance or benefit armed groups in the Democratic Republic of Congo or an adjoining country (collectively, the “Covered Countries”). The Conflict Minerals Policy is publicly available on our corporate website: https://gentherm.gcs-web.com/policies-reports.

•

Gentherm’s standard purchasing Terms and Conditions require compliance with all statutory legal requirements, including those related to Conflict Minerals, and are available on our corporate website: https://gentherm.com/sites/default/files/documents/Terms%20and%20Conditions%20-%20English.pdf.

•

Gentherm assembled a cross-functional internal team to implement our Conflict Minerals Policy, including representation from Purchasing, Legal, Finance, Engineering, Quality, IT, Internal Audit, and Sales/Program Management.

•

The Company structured an internal management and support system (“Conflict Minerals Leadership Team”), made up of a cross-section of senior management, which has oversight and ownership of the Conflict Minerals Policy. In addition, Gentherm maintained a Conflict Minerals working group that met regularly to address the implementation and progress of our due diligence efforts.

•

The Company subscribed to a Conflict Minerals Platform (“iPoint”), an on-demand software solution which enables the Company to collect, manage, aggregate, validate, and report Conflict Minerals information. Furthermore, the platform performs an automated assessment of overall CMRT completeness and accuracy and smelter lists provided by our suppliers.

•	The Company adopted the CMRT as our primary means of collecting data from suppliers. We encourage our suppliers to adopt the most current CMRT when reporting.

Step 2 - Identify and assess risks in the supply chain

•

Gentherm has instituted Conflict Minerals reporting requirements as part of our suppliers’ contractual obligations through our onboarding process, and we have encouraged our suppliers to extend the same obligations to their supply base.

•

The Company conducted a survey of our suppliers using iPoint and/or the CMRT to identify the smelters and refiners in our supply chain. The Company also reviewed and obtained additional information on responses that were incomplete, unclear, or inconsistent.

•

For suppliers that are distributors and cannot legally report on behalf of their supply base, we ask that they put forth a statement regarding their company’s position on Conflict Minerals. Additionally, they can supplement their statement with CMRTs that have been submitted by their supply base.

Step 3 - Design and implement a strategy to respond to identified risks

•	The Company’s Conflict Minerals working group reported findings of supply chain risk to the Conflict Minerals Leadership Team.

•

The Conflict Minerals Leadership Team implemented procedures to address suppliers who did not respond to initial requests. These procedures include follow-up requests, communication involving buyers and purchasing leadership, management escalation, and direct communication, including emails and phone calls.

•

Gentherm adopted a Supplier Escalation Process in accordance with the Conflict Minerals Policy, with the intention to discontinue business with any supplier found to be purchasing 3TG which directly or indirectly finances or benefits armed groups in the Covered Countries.

•	The Company reviewed submitted CMRTs for completeness and reasonableness of responses.

Step 4 - Carry out independent third-party audits of supplier’s due diligence practices

•

The Company utilizes, when necessary, the RMI Responsible Minerals Assurance Process (RMAP) assessments to validate its due diligence in conformance with the OECD Framework. Gentherm works with other resources to identify smelters in the supply chain and encouraged suppliers and customers to participate in the program through direct communication and smelter outreach communication.

Step 5 - Report annually on supply chain due diligence

•	Gentherm published our supply chain due diligence within our 2020 Form SD and Conflict Minerals Report on our website at https://gentherm.gcs-web.com/financial-information/sec-filings.

RCOI and Due Diligence Measures Performed

The Company’s Reasonable Country of Origin Inquiry (“RCOI”) was designed to determine whether the Conflict Minerals, which are necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by the Company, originated in the Covered Countries. The Company performed a good faith, risk-based, global scoping exercise to identify suppliers that were considered in-scope and subject to RCOI in the 2020 calendar year. Through communications with these suppliers, the Company attempted to identify smelters and refiners of Conflict Minerals that may be utilized in its products.

The Company’s RCOI and due diligence employed a combination of measures to determine whether the necessary Conflict Minerals in Gentherm’s products originated from the Covered Countries. The Company identified suppliers of commodity groups with high potential of containing Conflict Minerals. In other cases, the materials supplied were analyzed by other means. All identified Conflict Mineral suppliers were surveyed to ascertain for each Conflict Mineral (a) the smelter or refiner where it was processed, (b) its country of origin and (c) the mine or location of origin, using the CMRT and RMAP.

The Company, strives for 100% participation of suppliers but did not receive responses from all of its suppliers and, in some cases, responses were incomplete or did not appear to be accurate. Furthermore, the majority of our suppliers that did provide names of smelters/refiners and country of origin information, did so only on an entity-wide basis without distinguishing between 3TG purchased for goods supplied to Gentherm and 3TG purchased for other purposes. Because we did not receive full and complete responses from every supplier in every case, we were unable to determine the country of origin of Conflict Minerals or whether such products were from recycled or scrap sources.

Smelters and Refiners

Gentherm identified 672 suppliers that were considered in-scope and subject to RCOI in the 2020 calendar year. These in-scope suppliers covered over $412 million, approximately 94%, of our total material spending. We received responses and feedback from suppliers accounting for approximately 64% of all in-scope vendors, and covering 95% of the in-scope spend in 2020. Responses were collected from all significant in-scope suppliers, with the largest non-responder representing less than 0.17% of purchasing spend.

The conformant and active smelters and refiners that our suppliers identified in the CMRTs that they submitted to us for this reporting year are provided in a listing in Attachment A. As noted above, we did not receive responses from all of our surveyed suppliers, some responsive suppliers indicated they were unable to identify the smelters and refiners used to process 3TG in their products and most of the CMRTs we received from our suppliers were made on an entity-wide basis, rather than on a product-level basis. Therefore, the list of conformant and active smelters in Attachment A and the numbers in the table below summarizing smelter conformance at a Company level may both omit smelters that are in the Company’s supply chain and include smelters that are not in the Company’s supply chain.

The following table summarizes smelter conformance at a Company level. The table includes the number of smelters undergoing a certification or recertification process by RMI in the “Number Active” column. In the “Number Other” column, the table also includes the number of facilities identified by our suppliers that are either not identified on RMI’s Smelter Reference List or identified on the Smelter Reference List but not conformant or active.

Metal	Number of Smelters	Number Conformant	Percent Conformant	Number Active	Number Other
Tantalum	80	38	48%	0	42
Tungsten	117	41	35%	6	70
Tin	274	54	20%	10	210
Gold	318	107	34%	5	206
Total	789	240	30%	21	528

Due Diligence Enhancements

We plan to undertake the following steps during the next compliance periods to (1) determine the country of origin of the Conflict Minerals and the facilities used to mine and refine the Conflict Minerals used in, and necessary to, the functionality or production of our products and (2) further mitigate the risks that necessary Conflict Minerals contained in the Company’s products finance or benefit armed groups in Covered Countries:

•	Continue to strengthen our engagement with our suppliers regarding Conflict Minerals, including requiring CMRT information from in-scope suppliers and all new suppliers for all Gentherm locations.

•	Continue to educate and drive our suppliers to provide current, accurate, and complete information from their supply chain regarding their smelters and refiners of Conflict Minerals.

•

Strengthen engagement with our suppliers by offering additional training and encouraging an open line of communication throughout the year, including involving Gentherm Purchasing and Operations teams to more actively engage our suppliers.

•

Increase our efforts to identify the number of smelters and refiners within our supply chain by evaluating the information received from our suppliers and comparing them with revised information published by the RMI.

•	Consider transitioning business to suppliers that expressly state that they use smelters designated as “conflict-free”.

•

Become an active participant in relevant trade associations (for example, the Automotive Industry Action Group (AIAG) and RMI) to define and improve best practices and build leverage over the supply chain in accordance with the OECD Framework.

•	Perform additional due diligence on a sample of suppliers to evaluate the general integrity of the responses received from all direct suppliers.

•	The Company will also review all newly acquired subsidiary suppliers and include those considered for production in 2021 reporting.

Forward-Looking Statements

Except for historical information contained herein, statements in this Conflict Minerals Report are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The principal forward-looking statements in this Conflict Minerals Report include the Company’s expected changes to its Conflict Minerals program. The forward-looking statements included in this Conflict Minerals Report are made as of the date hereof or as of the date specified herein and are based on management’s reasonable expectations and beliefs. Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including (a) the continued implementation of compliance measures by the Company’s direct and indirect suppliers, (b) changes in regulatory requirements relating to the sourcing of 3TG, and (c) those factors described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020 and subsequent quarterly reports. Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Attachment A

The Company compiled the following information from CMRTs submitted by its suppliers as part its RCOI and due diligence measures. The smelter names listed below are based on information made publicly available by the RMI as part of its RMAP conformant assessments as of May 19, 2021, and include all smelters noted as conformant or active by RMI. “Conformant” denotes smelters and refiners which are conformant to a responsible mineral sourcing validation program. “Active” denotes smelters and refiners which are participating in a responsible mineral sourcing validation program.

Metal	Smelter Name	Country	Smelter ID	Smelter Status
Gold (Au)	8853 S.p.A.	ITALY	CID002763	Conformant
Gold (Au)	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	Conformant
Gold (Au)	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Conformant
Gold (Au)	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Conformant
Gold (Au)	Alexy Metals	UNITED STATES OF AMERICA	CID003500	Active
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Conformant
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Conformant
Gold (Au)	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	Conformant
Gold (Au)	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Conformant
Gold (Au)	Asahi Pretec Corp.	JAPAN	CID000082	Conformant
Gold (Au)	Asahi Refining Canada Ltd.	CANADA	CID000924	Conformant
Gold (Au)	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	Conformant
Gold (Au)	Asaka Riken Co., Ltd.	JAPAN	CID000090	Conformant
Gold (Au)	AU Traders and Refiners	SOUTH AFRICA	CID002850	Conformant
Gold (Au)	Augmont Enterprises Private Limited	INDIA	CID003461	Active
Gold (Au)	Aurubis AG	GERMANY	CID000113	Conformant
Gold (Au)	Bangalore Refinery	INDIA	CID002863	Conformant
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Conformant
Gold (Au)	Boliden AB	SWEDEN	CID000157	Conformant
Gold (Au)	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Conformant
Gold (Au)	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421	Active
Gold (Au)	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Conformant
Gold (Au)	Cendres + Metaux S.A.	SWITZERLAND	CID000189	Conformant
Gold (Au)	Chimet S.p.A.	ITALY	CID000233	Conformant
Gold (Au)	Chugai Mining	JAPAN	CID000264	Conformant
Gold (Au)	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	Conformant
Gold (Au)	Dowa	JAPAN	CID000401	Conformant
Gold (Au)	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	Active
Gold (Au)	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Conformant
Gold (Au)	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Conformant
Gold (Au)	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424	Conformant
Gold (Au)	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425	Conformant
Gold (Au)	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Conformant
Gold (Au)	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	Conformant

Metal	Smelter Name	Country	Smelter ID	Smelter Status
Gold (Au)	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Conformant
Gold (Au)	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689	Conformant
Gold (Au)	Heimerle + Meule GmbH	GERMANY	CID000694	Conformant
Gold (Au)	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	Conformant
Gold (Au)	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Active
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Conformant
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Conformant
Gold (Au)	Istanbul Gold Refinery	TURKEY	CID000814	Conformant
Gold (Au)	Italpreziosi	ITALY	CID002765	Conformant
Gold (Au)	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Conformant
Gold (Au)	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Conformant
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Conformant
Gold (Au)	Kazzinc	KAZAKHSTAN	CID000957	Conformant
Gold (Au)	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	Conformant
Gold (Au)	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Conformant
Gold (Au)	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Conformant
Gold (Au)	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Conformant
Gold (Au)	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Conformant
Gold (Au)	L’Orfebre S.A.	ANDORRA	CID002762	Conformant
Gold (Au)	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Conformant
Gold (Au)	Marsam Metals	BRAZIL	CID002606	Conformant
Gold (Au)	Materion	UNITED STATES OF AMERICA	CID001113	Conformant
Gold (Au)	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Conformant
Gold (Au)	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575	Conformant
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Conformant
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Conformant
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Conformant
Gold (Au)	Metalor Technologies S.A.	SWITZERLAND	CID001153	Conformant
Gold (Au)	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	Conformant
Gold (Au)	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	Conformant
Gold (Au)	Mitsubishi Materials Corporation	JAPAN	CID001188	Conformant
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conformant
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Conformant
Gold (Au)	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Conformant
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	Conformant
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Conformant
Gold (Au)	Nihon Material Co., Ltd.	JAPAN	CID001259	Conformant
Gold (Au)	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Conformant
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Conformant
Gold (Au)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Conformant
Gold (Au)	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Conformant

Metal	Smelter Name	Country	Smelter ID	Smelter Status
Gold (Au)	PAMP S.A.	SWITZERLAND	CID001352	Conformant
Gold (Au)	Planta Recuperadora de Metales SpA	CHILE	CID002919	Conformant
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Conformant
Gold (Au)	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Conformant
Gold (Au)	PX Precinox S.A.	SWITZERLAND	CID001498	Conformant
Gold (Au)	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Conformant
Gold (Au)	REMONDIS PMR B.V.	NETHERLANDS	CID002582	Conformant
Gold (Au)	Royal Canadian Mint	CANADA	CID001534	Conformant
Gold (Au)	SAAMP	FRANCE	CID002761	Conformant
Gold (Au)	Safimet S.p.A	ITALY	CID002973	Conformant
Gold (Au)	SAFINA A.S.	CZECHIA	CID002290	Conformant
Gold (Au)	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Conformant
Gold (Au)	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Conformant
Gold (Au)	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	Conformant
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Conformant
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Conformant
Gold (Au)	Singway Technology Co., Ltd.	TAIWAN	CID002516	Conformant
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Conformant
Gold (Au)	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Conformant
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Conformant
Gold (Au)	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	Conformant
Gold (Au)	T.C.A S.p.A	ITALY	CID002580	Conformant
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Conformant
Gold (Au)	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Conformant
Gold (Au)	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Conformant
Gold (Au)	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Conformant
Gold (Au)	Torecom	KOREA, REPUBLIC OF	CID001955	Conformant
Gold (Au)	TSK Pretech	KOREA, REPUBLIC OF	CID003195	Conformant
Gold (Au)	Umicore Precious Metals Thailand	THAILAND	CID002314	Conformant
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Conformant
Gold (Au)	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	Conformant
Gold (Au)	Valcambi S.A.	SWITZERLAND	CID002003	Conformant
Gold (Au)	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	Conformant
Gold (Au)	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Conformant
Gold (Au)	YAMAKIN CO., LTD.	JAPAN	CID002100	Conformant
Gold (Au)	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Conformant
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Conformant
Tin (Sn)	Alpha	UNITED STATES OF AMERICA	CID000292	Conformant
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Conformant
Tin (Sn)	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Conformant
Tin (Sn)	China Tin Group Co., Ltd.	CHINA	CID001070	Conformant

Metal	Smelter Name	Country	Smelter ID	Smelter Status
Tin (Sn)	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486	Active
Tin (Sn)	CRM Synergies	SPAIN	CID003524	Active
Tin (Sn)	CV Venus Inti Perkasa	INDONESIA	CID002455	Active
Tin (Sn)	Dowa	JAPAN	CID000401	Conformant
Tin (Sn)	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	Conformant
Tin (Sn)	Estanho de Rondonia S.A.	BRAZIL	CID000448	Active
Tin (Sn)	Fenix Metals	POLAND	CID000468	Conformant
Tin (Sn)	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Conformant
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Conformant
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Conformant
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Conformant
Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Conformant
Tin (Sn)	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	Conformant
Tin (Sn)	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Conformant
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Conformant
Tin (Sn)	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Conformant
Tin (Sn)	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	Conformant
Tin (Sn)	Luna Smelter, Ltd.	RWANDA	CID003387	Conformant
Tin (Sn)	Ma’anshan Weitai Tin Co., Ltd.	CHINA	CID003379	Conformant
Tin (Sn)	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Conformant
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Conformant
Tin (Sn)	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Conformant
Tin (Sn)	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	Conformant
Tin (Sn)	Metallo Belgium N.V.	BELGIUM	CID002773	Conformant
Tin (Sn)	Metallo Spain S.L.U.	SPAIN	CID002774	Conformant
Tin (Sn)	Mineracao Taboca S.A.	BRAZIL	CID001175	Conformant
Tin (Sn)	Minsur	PERU	CID001182	Conformant
Tin (Sn)	Mitsubishi Materials Corporation	JAPAN	CID001188	Conformant
Tin (Sn)	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	CID001305	Active
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Conformant
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Conformant
Tin (Sn)	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	Conformant
Tin (Sn)	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Active
Tin (Sn)	PT Artha Cipta Langgeng	INDONESIA	CID001399	Conformant
Tin (Sn)	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Conformant
Tin (Sn)	PT Babel Surya Alam Lestari	INDONESIA	CID001406	Conformant
Tin (Sn)	PT Bangka Serumpun	INDONESIA	CID003205	Conformant
Tin (Sn)	PT Koba Tin	INDONESIA	CID001450	Active
Tin (Sn)	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	Active
Tin (Sn)	PT Masbro Alam Stania	MALAYSIA	CID003380	Active
Tin (Sn)	PT Menara Cipta Mulia	INDONESIA	CID002835	Conformant

Metal	Smelter Name	Country	Smelter ID	Smelter Status
Tin (Sn)	PT Mitra Stania Prima	INDONESIA	CID001453	Conformant
Tin (Sn)	PT Prima Timah Utama	INDONESIA	CID001458	Conformant
Tin (Sn)	PT Rajawali Rimba Perkasa	INDONESIA	CID003381	Conformant
Tin (Sn)	PT Rajehan Ariq	INDONESIA	CID002593	Conformant
Tin (Sn)	PT Refined Bangka Tin	INDONESIA	CID001460	Conformant
Tin (Sn)	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Conformant
Tin (Sn)	PT Timah Tbk Kundur	INDONESIA	CID001477	Conformant
Tin (Sn)	PT Timah Tbk Mentok	INDONESIA	CID001482	Conformant
Tin (Sn)	PT Tinindo Inter Nusa	INDONESIA	CID001490	Active
Tin (Sn)	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	Conformant
Tin (Sn)	Rui Da Hung	TAIWAN	CID001539	Conformant
Tin (Sn)	Soft Metais Ltda.	BRAZIL	CID001758	Conformant
Tin (Sn)	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834	Conformant
Tin (Sn)	Thaisarco	THAILAND	CID001898	Conformant
Tin (Sn)	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	Conformant
Tin (Sn)	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	Conformant
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Conformant
Tin (Sn)	Yunnan Tin Company Limited	CHINA	CID002180	Conformant
Tin (Sn)	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397	Conformant
Tantalum (Ta)	Asaka Riken Co., Ltd.	JAPAN	CID000090	Conformant
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Conformant
Tantalum (Ta)	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	Conformant
Tantalum (Ta)	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	Conformant
Tantalum (Ta)	F&X Electro-Materials Ltd.	CHINA	CID000460	Conformant
Tantalum (Ta)	FIR Metals & Resource Ltd.	CHINA	CID002505	Conformant
Tantalum (Ta)	Global Advanced Metals Aizu	JAPAN	CID002558	Conformant
Tantalum (Ta)	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	Conformant
Tantalum (Ta)	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	Conformant
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Conformant
Tantalum (Ta)	H.C. Starck Co., Ltd.	THAILAND	CID002544	Conformant
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Conformant
Tantalum (Ta)	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	Conformant
Tantalum (Ta)	H.C. Starck Ltd.	JAPAN	CID002549	Conformant
Tantalum (Ta)	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Conformant
Tantalum (Ta)	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	Conformant
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Conformant
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Conformant
Tantalum (Ta)	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Conformant
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Conformant

Metal	Smelter Name	Country	Smelter ID	Smelter Status
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Conformant
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Conformant
Tantalum (Ta)	KEMET Blue Metals	MEXICO	CID002539	Conformant
Tantalum (Ta)	LSM Brasil S.A.	BRAZIL	CID001076	Conformant
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Conformant
Tantalum (Ta)	Mineracao Taboca S.A.	BRAZIL	CID001175	Conformant
Tantalum (Ta)	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conformant
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Conformant
Tantalum (Ta)	NPM Silmet AS	ESTONIA	CID001200	Conformant
Tantalum (Ta)	Power Resources Ltd.	NORTH MACEDONIA, REPUBLIC OF	CID002847	Conformant
Tantalum (Ta)	QuantumClean	UNITED STATES OF AMERICA	CID001508	Conformant
Tantalum (Ta)	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	Conformant
Tantalum (Ta)	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	Conformant
Tantalum (Ta)	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Conformant
Tantalum (Ta)	Taki Chemical Co., Ltd.	JAPAN	CID001869	Conformant
Tantalum (Ta)	Telex Metals	UNITED STATES OF AMERICA	CID001891	Conformant
Tantalum (Ta)	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Conformant
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Conformant
Tungsten (W)	A.L.M.T Corp.	JAPAN	CID000004	Conformant
Tungsten (W)	ACL Metais Eireli	BRAZIL	CID002833	Conformant
Tungsten (W)	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427	Active
Tungsten (W)	Artek LLC	RUSSIAN FEDERATION	CID003553	Active
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Conformant
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Conformant
Tungsten (W)	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641	Active
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Conformant
Tungsten (W)	Cronimet Brasil Ltda	BRAZIL	CID003468	Active
Tungsten (W)	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401	Conformant
Tungsten (W)	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	Conformant
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Conformant
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Conformant
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Conformant
Tungsten (W)	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	Conformant
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Conformant
Tungsten (W)	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Conformant
Tungsten (W)	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Conformant
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Conformant
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Conformant
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Conformant

Metal	Smelter Name	Country	Smelter ID	Smelter Status
Tungsten (W)	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	Conformant
Tungsten (W)	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Conformant
Tungsten (W)	Japan New Metals Co., Ltd.	JAPAN	CID000825	Conformant
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Conformant
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Conformant
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Conformant
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Conformant
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Conformant
Tungsten (W)	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	CID003408	Active
Tungsten (W)	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	Conformant
Tungsten (W)	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	Conformant
Tungsten (W)	KGETS CO., LTD.	KOREA, REPUBLIC OF	CID003388	Conformant
Tungsten (W)	Lianyou Metals Co., Ltd.	TAIWAN	CID003407	Conformant
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Conformant
Tungsten (W)	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543	Conformant
Tungsten (W)	Moliren Ltd.	RUSSIAN FEDERATION	CID002845	Conformant
Tungsten (W)	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	Conformant
Tungsten (W)	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416	Active
Tungsten (W)	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Conformant
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Conformant
Tungsten (W)	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Conformant
Tungsten (W)	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	Conformant
Tungsten (W)	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Conformant
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Conformant
Tungsten (W)	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Conformant
Tungsten (W)	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Conformant